Exhibit 99.1
FOR IMMEDIATE RELEASE
FERRO CHAIRMAN HECTOR ORTINO DIES AT AGE 63
CLEVELAND, Ohio — November 29, 2005 — Ferro Corporation (NYSE:FOE) today regretfully announced that Hector R. Ortino, chairman and chief executive officer, passed away last night of natural causes.
The Company will provide more information as it pertains to leadership succession in a separate news release to be issued in the near future.
Mr. Ortino, 63, became chief executive officer effective January 1, 1999, and was named Ferro’s chairman on April 23, 1999. He had served as president since January 1996 and was appointed chief operating officer in October 1996. He was a member of Ferro’s Board of Directors since 1993.
Ferro Corporation is a leading producer of performance materials sold to a broad range of manufacturers serving diverse markets throughout the world. The Company has operations in 20 countries and reported sales of approximately $1.8 billion in 2004. For more information on Ferro, visit the Company’s Web site at http://www.ferro.com/ or contact John Bingle, 216-875-6174.
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